Exhibit 99.1

Media Contact	Investor Contact
Lee Underwood	Kevin Brown
Media Relations	Investor Relations
(706) 644-0528	(706) 644-0948
Synovus Announces Earnings for the First Quarter 2021
Diluted Earnings per Share of $1.19 vs. $0.20 in 1Q20
Adjusted Diluted Earnings per Share of $1.21 vs. $0.21 in 1Q20

COLUMBUS, Ga., April 20, 2021 - Synovus Financial Corp. (NYSE: SNV) today reported financial results for the quarter ended March 31, 2021.

First Quarter 2021 Highlights
•Net income available to common shareholders of $178.8 million or $1.19 per diluted share, up $0.23 sequentially and $0.99 compared to prior year.
◦Adjusted diluted EPS of $1.21, up $0.13 sequentially and $1.00 compared to prior year.
•Period-end loans increased $552.1 million or 1% sequentially.
◦Paycheck Protection Program (PPP) loans increased $170.1 million and third-party consumer loan balances, including a prime auto purchase of $476 million, increased $503.2 million sequentially.
•Core transaction deposits (non-interest bearing, NOW/savings, and money market deposits excluding public and brokered funds) increased $2.05 billion or 6% sequentially.
•Total deposit costs of 0.22% down 6 bps sequentially due to ongoing repricing and product remixing.
•Net interest income of $373.9 million declined $12.1 million sequentially as lower deposit costs and deployment of excess liquidity partially offset a lower day count, continued fixed-rate asset repricing, and accelerated prepayment activity.
◦Net interest margin of 3.04% vs 3.12% sequentially.
•Non-interest revenue declined $3.8 million sequentially and increased $7.1 million compared to prior year.
◦Adjusted non-interest revenue increased $0.6 million sequentially as broad-based growth helped offset normalization of net mortgage revenue.
•Non-interest expense declined $35.4 million sequentially and $9.1 million compared to prior year.
◦Adjusted non-interest expense declined $8.5 million sequentially led by reduction in professional fees, partially offset by seasonal increases in payroll taxes and benefits.
•Reversal of provision for credit losses of $18.6 million, primarily from a more favorable economic outlook.
◦Allowance for credit losses coverage ratio (to loans) of 1.58%, or 1.69% excluding PPP loans.
•Credit quality metrics remain relatively stable with a net charge-off ratio of 0.21%; non-performing assets, non-performing loans, and past dues remained near prior cycle lows.
•Preliminary CET1 ratio increased 8 bps sequentially to 9.74%, with strong core earnings helping offset a $1.20 billion increase in risk-weighted assets.
•In April, executed share repurchases of approximately $10 million as part of the $200 million authorization for 2021.

First Quarter Summary

	Reported			Adjusted
(dollars in thousands)	1Q21	4Q20	1Q20	1Q21	4Q20	1Q20
Net income available to common shareholders	$178,802	$142,118	$30,230	$180,685	$160,618	$30,708
Diluted earnings per share	1.19	0.96	0.20	1.21	1.08	0.21
Total loans	38,805,101	38,252,984	38,258,024	N/A	N/A	N/A
Total deposits	47,368,951	46,691,571	39,826,585	N/A	N/A	N/A
Total FTE revenue	485,587	501,514	477,903	487,577	499,114	473,424
Return on avg assets	1.40%	1.11%	0.32%	1.41%	1.25%	0.32%
Return on avg common equity	15.77	12.31	2.75	15.93	13.91	2.79
Return on avg tangible common equity	17.85	14.00	3.34	18.04	15.79	3.39
Net interest margin	3.04	3.12	3.37	N/A	N/A	N/A
Efficiency ratio	55.01	60.32	57.81	54.19	54.60	56.72
NCO ratio	0.21	0.23	0.21	N/A	N/A	N/A
NPA ratio	0.50	0.50	0.50	N/A	N/A	N/A

“Our results in the first quarter of 2021 reflect strong financial performance as we continue to position the company for long-term growth,” said Kessel Stelling, Synovus Chairman and CEO. “Solid earnings drove capital growth, core transaction deposits grew $2 billion from the previous quarter, credit quality remained strong, and our efficiency initiatives enabled additional investments in improving the customer experience. We continued to support our customers and communities through the Paycheck Protection Program in the first quarter, including approximately $1 billion in phase two fundings. As the economic recovery accelerates and Kevin Blair steps in as CEO, the energy and optimism among our team are high, and I have never been more confident in our future.”
Kevin Blair, Synovus President and COO, said, “I’m honored for the opportunity to lead this exceptional team, and to build upon our strong foundation in driving growth as we deliver differentiated, value-adding solutions and advice to attract and build relationships with our clients.”

Balance Sheet

Loans*

(dollars in millions)	1Q21	4Q20	Linked Quarter Change	Linked Quarter % Change	1Q20	Year/Year Change	Year/Year % Change
Commercial & industrial	$19,693.8	$19,520.2	$173.7	1%	$17,810.3	$1,883.5	11%
Commercial real estate	10,533.9	10,325.7	208.2	2	10,475.4	58.6	1
Consumer	8,577.3	8,407.1	170.2	2	9,972.3	(1,395.0)	(14)
Total loans	$38,805.1	$38,253.0	$552.1	1%	$38,258.0	$547.1	1%

*Amounts may not total due to rounding

•Total loans ended the quarter at $38.81 billion, up $552.1 million or 1% sequentially.
•Commercial and industrial (C&I) loan growth of $173.7 million sequentially.
◦Total PPP loans increased by $170.1 million.
▪Phase 1 forgiveness of $711 million, or $687 million net of unearned, and Phase 2 fundings of $894 million, or $857 million net of unearned.
◦C&I line utilization remains near historic lows ~40%.
•CRE loans increased $208.2 million as the recovery in commercial real estate continues.

•Consumer loans increased $170.2 million sequentially, with a prime auto portfolio purchase of $476 million partially offset by declines in consumer mortgages and HELOCs of $214.3 million and $105.4 million, respectively.

Deposits*

(dollars in millions)	1Q21	4Q20	Linked Quarter Change	Linked Quarter % Change	1Q20	Year/Year Change	Year/Year % Change
Non-interest-bearing DDA	$13,742.1	$12,382.7	$1,359.4	11%	$8,968.8	$4,773.3	53%
Interest-bearing DDA	5,841.7	5,674.4	167.3	3	4,617.4	1,224.4	27
Money market	13,943.7	13,541.2	402.5	3	10,255.0	3,688.7	36
Savings	1,277.0	1,156.2	120.8	10	949.5	327.6	35
Public funds	6,154.9	6,760.6	(605.7)	(9)	5,261.4	893.6	17
Time deposits	3,214.8	3,605.9	(391.2)	(11)	5,786.6	(2,571.9)	(44)
Brokered deposits	3,194.7	3,570.4	(375.7)	(11)	3,987.9	(793.3)	(20)
Total deposits	$47,369.0	$46,691.6	$677.4	1%	$39,826.6	$7,542.4	19%

*Amounts may not total due to rounding

•Total deposits ended the quarter at $47.37 billion, up $677.4 million or 1% sequentially.
•Core transaction deposits increased $2.05 billion or 6% sequentially.
◦Broad-based growth in all categories including MMA, DDA, NOW, and savings supported declines in higher cost deposits.
•Total deposit costs declined 6 bps to 0.22% sequentially.

Income Statement Summary**

(in thousands, except per share data)	1Q21	4Q20	Linked Quarter Change	Linked Quarter % Change	1Q20	Year/Year Change	Year/Year % Change
Net interest income	$373,857	$385,932	$(12,075)	(3)%	$373,260	$597	—%
Non-interest revenue	110,956	114,761	(3,805)	(3)	103,857	7,099	7
Non-interest expense	267,134	302,498	(35,364)	(12)	276,279	(9,145)	(3)
(Reversal of) provision for credit losses	(18,575)	11,066	(29,641)	nm	158,722	(177,297)	nm
Income before taxes	$236,254	$187,129	$49,125	26%	$42,116	$194,138	461%
Income tax expense	49,161	36,720	12,441	34	3,595	45,566	nm
Preferred stock dividends	8,291	8,291	—	—	8,291	—	—
Net income available to common shareholders	$178,802	$142,118	$36,684	26%	$30,230	$148,572	491%
Weighted average common shares outstanding, diluted	149,780	148,725	1,055	1%	148,401	1,379	1%
Diluted earnings per share	$1.19	$0.96	$0.23	25	$0.20	$0.99	486
Adjusted diluted earnings per share	1.21	1.08	0.13	12	0.21	1.00	483

**    Amounts may not total due to rounding

Core Performance

•Net interest income of $373.9 million in the first quarter, down $12.1 million sequentially as lower deposit costs and deployment of excess liquidity helped offset declines from continued fixed-rate repricing and accelerated prepayment activity.
◦Net PPP fee accretion of $24.9 million, up $0.1 million sequentially.
◦Net interest margin was 3.04%, down 8 bps sequentially.
•Non-interest revenue decreased $3.8 million, or 3% sequentially, and increased $7.1 million, or 7% compared to prior year. Adjusted non-interest revenue increased $0.6 million, or 1% sequentially, and $13.6 million, or 14% compared to prior year.
◦Broad-based growth including $3.2 million in capital markets income helped offset normalization of net mortgage revenue, which declined $2.1 million sequentially.
•Non-interest expense decreased $35.4 million, or 12% sequentially. Adjusted non-interest expense decreased $8.5 million, or 3% sequentially.
◦Seasonal increases in employment-related expenses such as payroll taxes and benefits more than offset by lower headcount and day count as well as lower professional fees associated with Synovus Forward and COVID/PPP.
•Reversal of provision for credit losses of $18.6 million; allowance for credit losses coverage ratio (to loans) of 1.58%, or 1.69% excluding PPP loans.
•Tax expense was $49.2 million, an increase of $12.4 million driven by higher taxable income.
◦Effective tax rate of 20.81%.

Capital Ratios

	1Q21		4Q20	1Q20
Common equity Tier 1 capital (CET1) ratio	9.74%	*	9.66%	8.70%
Tier 1 capital ratio	10.99	*	10.95	9.95
Total risk-based capital ratio	13.34	*	13.42	12.29
Tier 1 leverage ratio	8.80	*	8.50	8.92
Tangible common equity ratio	7.55		7.66	7.94
* Ratios are preliminary.

Capital

•CET1 ratio improved 8 bps during the quarter to 9.74% as strong core performance helped offset a $1.20 billion increase in risk-weighted assets.
•Total risk-based capital ratio of 13.34% declined 8 bps from the prior quarter following a reduction in the ACL.

First Quarter Earnings Conference Call
Synovus will host an earnings highlights conference call at 8:30 a.m. EDT on April 20, 2021. The earnings call will be accompanied by a slide presentation. Shareholders and other interested parties may listen to this conference call via simultaneous Internet broadcast. For a link to the webcast, go to investor.synovus.com/event. The replay will be archived for 12 months and will be available 30-45 minutes after the call.

Synovus Financial Corp. is a financial services company based in Columbus, Georgia, with approximately $55 billion in assets. Synovus provides commercial and retail banking, investment, and mortgage services through 288 branches in Alabama, Florida, Georgia, South Carolina, and Tennessee. Synovus Bank, a wholly owned subsidiary of Synovus, has been recognized as one of the country's “Most Reputable Banks” by American Banker and the Reputation Institute. Synovus is on the web at synovus.com, and on Twitter, Facebook, LinkedIn, and Instagram.

Forward-Looking Statements

This press release and certain of our other filings with the Securities and Exchange Commission contain statements that constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. You can identify these forward-looking statements through Synovus’ use of words such as “believes,” “anticipates,” “expects,” “may,” “will,” “assumes,” “should,” “predicts,” “could,” “would,” “intends,” “targets,” “estimates,” “projects,” “plans,” “potential” and other similar words and expressions of the future or otherwise regarding the outlook for Synovus’ future business and financial performance and/or the performance of the banking industry and economy in general. These forward-looking statements include, among others, our expectations regarding our future operating and financial performance; our expectations regarding net interest income and net interest margin; expectations on our growth strategy, expense and revenue initiatives, capital management, balance sheet management, and future profitability; expectations on credit quality and performance; and the assumptions underlying our expectations. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of Synovus to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, Synovus’ management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this press release. Many of these factors are beyond Synovus’ ability to control or predict.

These forward-looking statements are based upon information presently known to Synovus’ management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in Synovus’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2020, under the captions “Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors” and in Synovus’ quarterly reports on Form 10-Q and current reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as otherwise may be required by law.

Non-GAAP Financial Measures

The measures entitled adjusted non-interest revenue; adjusted non-interest expense; total adjusted revenue; adjusted tangible efficiency ratio; adjusted net income available to common shareholders; adjusted diluted earnings per share; adjusted return on average assets; adjusted return on average common equity; return on average tangible common equity; adjusted return on average tangible common equity; and tangible common equity ratio are not measures recognized under GAAP and therefore are considered non-GAAP financial measures. The most comparable GAAP measures to these measures are total non-interest revenue; total non-interest expense; total FTE revenue; efficiency ratio-FTE; net income available to common shareholders; diluted earnings per share; return on average assets; return on average common equity; and the ratio of total shareholders' equity to total assets, respectively.

Management believes that these non-GAAP financial measures provide meaningful additional information about Synovus to assist management and investors in evaluating Synovus’ operating results, financial strength, the performance of its business, and the strength of its capital position. However, these non-GAAP financial measures have inherent limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of operating results or capital position as reported under GAAP. The non-GAAP financial measures should be considered as additional views of the way our financial measures are affected by significant items and other factors, and since they are not required to be uniformly applied, they may not be comparable to other similarly titled measures at other companies. Total adjusted revenue and adjusted non-interest revenue are measures used by management to evaluate total FTE revenue and non-interest revenue exclusive of net investment securities gains (losses) and changes in the fair value of private equity investments, net. Adjusted non-interest expense and the adjusted tangible efficiency ratio are measures utilized by management to measure the success of expense management initiatives focused on reducing recurring controllable operating costs. Adjusted net income available to common shareholders, adjusted diluted earnings per share, adjusted return on average assets, and adjusted return on average common equity are measures used by management to evaluate operating results exclusive of items that are not indicative of ongoing operations and impact period-to-period comparisons. Return on average tangible common equity and adjusted return on average tangible common equity are measures used by management to compare Synovus’ performance with other financial institutions because it calculates the return available to common shareholders without the impact of intangible assets and their related amortization, thereby allowing management to evaluate the performance of the business consistently. The tangible common equity ratio is used by management to assess the strength of our capital position. The computations of these measures are set forth in the tables below.

Reconciliation of Non-GAAP Financial Measures

(dollars in thousands)	1Q21	4Q20	1Q20
Adjusted non-interest revenue
Total non-interest revenue	$110,956	$114,761	$103,857
Add/subtract: Investment securities losses (gains), net	1,990	(2,337)	(8,734)
Subtract/add: Fair value (increase) decrease of private equity investments	—	(63)	4,255
Adjusted non-interest revenue	$112,946	$112,361	$99,378

Adjusted non-interest expense
Total non-interest expense	$267,134	$302,498	$276,279
Subtract: Restructuring charges	(531)	(18,068)	(3,220)
Subtract: Valuation adjustment to Visa derivative	—	(890)	—
Subtract: Loss on early extinguishment of debt	—	(8,409)	(1,904)
Adjusted non-interest expense	$266,603	$275,131	$271,155

Reconciliation of Non-GAAP Financial Measures, continued

(dollars in thousands)	1Q21	4Q20	1Q20
Total adjusted revenue and adjusted tangible efficiency ratio
Adjusted non-interest expense	$266,603	$275,131	$271,155
Subtract: Amortization of intangibles	(2,379)	(2,640)	(2,640)
Adjusted tangible non-interest expense	$264,224	$272,491	$268,515

Net interest income	$373,857	$385,932	$373,260
Add: Tax equivalent adjustment	774	821	786
Add: Total non-interest revenue	110,956	114,761	103,857
Total FTE revenue	485,587	501,514	477,903
Add/subtract: Investment securities losses (gains), net	1,990	(2,337)	(8,734)
Subtract/add: Fair value (increase) decrease of private equity investments	—	(63)	4,255
Total adjusted revenue	$487,577	$499,114	$473,424
Efficiency ratio-FTE	55.01%	60.32%	57.81%
Adjusted tangible efficiency ratio	54.19	54.60	56.72

Adjusted return on average assets
Net income	$187,093	$150,409	$38,521
Add: Restructuring charges	531	18,068	3,220
Add: Valuation adjustment to Visa derivative	—	890	—
Add: Loss on early extinguishment of debt	—	8,409	1,904
Add/subtract: Investment securities losses (gains), net	1,990	(2,337)	(8,734)
Subtract/add: Fair value (increase) decrease of private equity investments	—	(63)	4,255
Subtract: Tax effect of adjustments (1)	(638)	(6,467)	(167)
Adjusted net income	$188,976	$168,909	$38,999
Net income annualized	$758,766	$598,366	$154,931
Adjusted net income annualized	$766,403	$671,964	$156,853
Total average assets	$54,188,504	$53,833,909	$48,696,595
Return on average assets	1.40%	1.11%	0.32%
Adjusted return on average assets	1.41	1.25	0.32

Adjusted net income available to common shareholders and adjusted diluted earnings per share
Net income available to common shareholders	$178,802	$142,118	$30,230
Add: Restructuring charges	531	18,068	3,220
Add: Valuation adjustment to Visa derivative	—	890	—
Add: Loss on early extinguishment of debt	—	8,409	1,904
Add/subtract: Investment securities losses (gains), net	1,990	(2,337)	(8,734)
Subtract/add: Fair value (increase) decrease of private equity investments	—	(63)	4,255
Subtract: Tax effect of adjustments (1)	(638)	(6,467)	(167)
Adjusted net income available to common shareholders	$180,685	$160,618	$30,708
Weighted average common shares outstanding, diluted	149,780	148,725	148,401
Diluted earnings per share	$1.19	$0.96	$0.20
Adjusted diluted earnings per share	1.21	1.08	0.21

Reconciliation of Non-GAAP Financial Measures, continued

(dollars in thousands)	1Q21	4Q20	1Q20

Adjusted return on average common equity, return on average tangible common equity, and adjusted return on average tangible common equity
Net income available to common shareholders	$178,802	$142,118	$30,230
Add: Restructuring charges	531	18,068	3,220
Add: Valuation adjustment to Visa derivative	—	890	—
Add: Loss on early extinguishment of debt	—	8,409	1,904
Add/subtract: Investment securities losses (gains), net	1,990	(2,337)	(8,734)
Subtract/add: Fair value (increase) decrease of private equity investments	—	(63)	4,255
Subtract: Tax effect of adjustments (1)	(638)	(6,467)	(167)
Adjusted net income available to common shareholders	$180,685	$160,618	$30,708

Adjusted net income available to common shareholders annualized	$732,778	$638,980	$123,507
Add: Amortization of intangibles, annualized net of tax	7,207	7,782	7,868
Adjusted net income available to common shareholders excluding amortization of intangibles annualized	$739,985	$646,762	$131,375

Net income available to common shareholders annualized	$725,141	$565,382	$121,584
Add: Amortization of intangibles, annualized net of tax	7,207	7,782	7,868
Net income available to common shareholders excluding amortization of intangibles annualized	$732,348	$573,164	$129,452

Total average shareholders' equity less preferred stock	$4,599,076	$4,594,199	$4,424,278
Subtract: Goodwill	(452,390)	(452,390)	(497,267)
Subtract: Other intangible assets, net	(44,005)	(46,511)	(54,514)
Total average tangible shareholders' equity less preferred stock	$4,102,681	$4,095,298	$3,872,497
Return on average common equity	15.77%	12.31%	2.75%
Adjusted return on average common equity	15.93	13.91	2.79
Return on average tangible common equity	17.85	14.00	3.34
Adjusted return on average tangible common equity	18.04	15.79	3.39

Reconciliation of Non-GAAP Financial Measures, continued

(dollars in thousands)	March 31, 2021	December 31, 2020	March 31, 2020

Tangible common equity ratio
Total assets	$55,159,011	$54,394,159	$50,619,585
Subtract: Goodwill	(452,390)	(452,390)	(497,267)
Subtract: Other intangible assets, net	(42,733)	(45,112)	(53,032)
Tangible assets	$54,663,888	$53,896,657	$50,069,286

Total shareholders’ equity	$5,161,717	$5,161,334	$5,065,205
Subtract: Goodwill	(452,390)	(452,390)	(497,267)
Subtract: Other intangible assets, net	(42,733)	(45,112)	(53,032)
Subtract: Preferred Stock, no par value	(537,145)	(537,145)	(537,145)
Tangible common equity	$4,129,449	$4,126,687	$3,977,761
Total shareholders’ equity to total assets ratio	9.36%	9.49%	10.01%
Tangible common equity ratio	7.55	7.66	7.94

(1) An assumed marginal tax rate of 25.3% for 2021 and 25.9% for 2020 was applied.